Filed Pursuant to Rule 433
Registration Nos. 333-206176 and 333-206176-01

★PRICING DETAILS★ $600MM SYNCHRONY CREDIT CARD (SYNCT 2016-2)

Joint Leads:	JPM(str), MUFG
Co-Managers:	BNP, CastleOak, RBC, SG

CL	AMT(MM)	WAL	S/F	E.FINAL	L.FINAL	SPREAD	YLD%	CPN% $PX
A	600.000	4.98	AAA/AAA	05/17/21	05/15/24	IS+90	2.221	2.21 99.99610
B	57.534	4.98	AA+/AA	***NOT OFFERED***

Expected Settle:	05/26/16	Expected Ratings:	S&P/Fitch
First Pay Date:	07/15/16	Registration:	SEC-Registered
Ticker:	SYNCT 2016-2	ERISA Eligible:	Yes
Bill & Deliver:	JPM		Min Denoms	Class A:	$100K x $1K
CUSIPs	Class A:	87165LBB6		Class B:	$100k x $1
	Class B:	87165LBC4	Expected Pricing:		Priced

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.